UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2013

Lehigh Gas Partners LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

702 West Hamilton Street, Suite 203

Allentown, Pennsylvania 18101

(Address of Principal Executive Offices) (Zip Code)

(610) 625-8000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On December 5, 2013, Lehigh Gas Partners LP (the “Partnership”) and Lehigh Gas GP LLC, the general partner of the Partnership (the “General Partner”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement relates to an offering (the “Offering”) of 3,100,000 of common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $26.90 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to 465,000 additional Common Units to cover over-allotments, if any, on the same terms. On December 9, 2013, the Underwriters notified the Partnership of their exercise in full of their option to purchase additional Common Units. The Partnership expects the transaction to close on December 10, 2013.

Affiliates of certain of the Underwriters are lenders under the Partnership’s credit facility and will receive their pro rata portion of the net proceeds from the Offering through the repayment of borrowings extended under the Partnership’s credit facility.

The Common Units to be sold pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-192035), which was declared effective by the Securities and Exchange Commission on December 4, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner and customary conditions to closing, indemnification obligations of the Partnership, the General Partner and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, the Compensation Committee of the Board of Directors (the “Board”) of the General Partner approved a grant of Common Units to be issued on December 10, 2013 (the “Grant Date”) under the Lehigh Gas Partners LP 2012 Incentive Award Plan (the “Plan”) to Joseph V. Topper, Jr., the Chairman of the Board and Chief Executive Officer of the General Partner. The grant of Common Units was made to Mr. Topper, at his election, in lieu of $176,000 of compensation due to Mr. Topper as consideration for his services to the Partnership as Chief Executive Officer of the General Partner. The grant consists of 6,304 Common Units, which is the number of Common Units that have a fair market equal to the $176,000 based on an average closing price of $27.92 for the Common Units on the dates on which Mr. Topper would normally have received the compensation for his services. The Common Units granted to Mr. Topper are fully vested as of the Grant Date and are not subject to any transfer restrictions or risks of forfeiture.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement dated December 5, 2013 among Lehigh Gas Partners LP, Lehigh Gas GP LLC and Raymond James & Associates, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEHIGH GAS PARTNERS LP

By:	Lehigh Gas GP LLC,
Its General Partner

By:	/s/ Frank Macerato
Name:	Frank Macerato
Title:	General Counsel, Secretary and Chief Compliance Officer

Dated: December 10, 2013

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement dated December 5, 2013 among Lehigh Gas Partners LP, Lehigh Gas GP LLC and Raymond James & Associates, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).